Exhibit 99.1

Genie Energy Ltd. Expands Loan Facility

NEWARK, NJ – April 5, 2017: Genie Energy Ltd., (NYSE: GNE, GNEPRA) a leading independent retail energy provider and oil and gas exploration company, announced that its Genie Retail Energy division has secured a $20.0 million revolving loan facility with Vantage Commodities Financial Services, LLC. The new facility, which has a term of three years, will be available for general corporate purposes including working capital.

“The new credit agreement improves Genie Energy’s capital structure and enhances our ability to leverage our strong balance sheet to execute on our growth strategies including organic meter acquisition and additional, strategic acquisitions following the successful purchase of Town Square Energy last year,” said Avi Goldin, Genie Energy’s Chief Financial Officer.

About Genie Energy Ltd.:

Genie Energy Ltd. (NYSE: GNE, GNEPRA) is comprised of two operating divisions, Genie Retail Energy (GRE) and Genie Oil and Gas (GOGAS). GRE operates retail energy providers and brokerage and marketing services. GRE’s retail energy providers market electricity and natural gas to residential and small business customers in deregulated markets in the United States. GOGAS is a global oil and gas exploration company operating an exploratory program in Northern Israel. For more information, visit www.genie.com.

Contact:

Genie Energy Investor Relations

Bill Ulrey

P: (973) 438-3848

E-mail: invest@genie.com

# # #